WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and Debtors
  in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000
John J. Rapisardi, Esq. [JR 7781]
Gary T. Holtzer, Esq. [GH 7732]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------x

In re                         :     Chapter 11 Case Nos.

METALLURG, INC. AND           :     93 B 44468 (JLG)
SHIELDALLOY METALLURGICAL           93 B 44469 (JLG)
CORPORATION,                  :     (Jointly Administered)

                  Debtors.    :

------------------------------x

          NOTICE OF ENTRY OF ORDER CONFIRMING DEBTORS' FOURTH
           AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
             PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE,
                DATED DECEMBER 18, 1996, AS SUPPLEMENTED

TO:   THE PARTIES LISTED ON THE ANNEXED SERVICE LIST

            PLEASE TAKE NOTICE that on February 26, 1997 an order, dated February 26, 1997 (the "Confirmation Order"), was duly entered in the office of the Clerk of the United States Bankruptcy Court for the Southern District of New York confirming the Debtors' Fourth Amended and Restated Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 18, 1996, as supplemented (the "Plan").



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

            PLEASE TAKE FURTHER NOTICE that a complete copy of the Confirmation Order (including the Plan) may be obtained by sending a written request to MaLora Mathis-McCullough, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

Dated: New York, New York
       February 27, 1997


                                    /s/ John J. Rapisardi
                                    ---------------------
                                    John J. Rapisardi
                                    JR 7781
                                    A Member of the Firm

                                    WEIL, GOTSHAL & MANGES LLP
                                    Attorneys for Debtors and Debtors
                                      in Possession
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    (212) 310-8000







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